UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2025

GOLDEN MINERALS COMPANY

(Exact name of registrant as specified in its charter)

delaware	1-13627	26-4413382
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1312 17th Street, Unit 2136

Denver, Colorado 80202

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 839-5060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Financial Officer

On May 27, 2025, the Board of Directors of Golden Minerals Company (the “Company”) appointed Anil Jiwani to serve as the Company’s Chief Financial Officer, effective as of June 1, 2025.

Mr. Jiwani, 45, is an experienced financial executive with over 20 years of experience in accounting, corporate finance, and public company reporting, primarily in the mining and resource exploration sector. Mr. Jiwani will continue to serve as Chief Financial Officer of Perseverance Metals Inc. (since May 2024) and Chief Financial Officer and a director of Inomin Mines Inc. (since January 2022). He has previously served as Chief Financial Officer for several companies, including KORE Mining Ltd. and Karus Gold Corp. Mr. Jiwani began his career as an audit manager at PwC LLP and is a Chartered Professional Accountant in British Columbia. He holds a bachelor’s degree in accounting and information technology from the University of Texas at Dallas.

Mr. Jiwani will also continue to serve as Chief Operating Officer and as a director of Avisar Everyday Solutions Ltd., of which he is a principal shareholder, positions he has held since May 2019. As previously reported, the Company engaged Avisar in the first quarter of 2025 to provide business advisory services in connection with accounting and financial reporting functions. In connection with the appointment of Mr. Jiwani as Chief Financial Officer, the Company is outsourcing to Avisar much of its treasury, accounting and financial reporting functions, which should result in reduced administrative costs.

Amended & Restated 2023 Equity Incentive Plan

As discussed in Item 5.07 below, at the Annual Meeting of Stockholders of the Company (the “Meeting”) held on May 27, 2025, the stockholders of the Company voted to approve the Amended and Restated 2023 Equity Incentive Plan (the “Amended and Restated Plan”). The Amended and Restated Plan amends and restates the Company’s current 2023 Equity Incentive Plan (the “2023 Plan”) to (i) increase the number of shares authorized for issuance pursuant to awards under the plan from 1,400,000 shares of common stock to 20% of the Company’s total issued and outstanding shares of common stock from time to time, (ii) update the amendment provisions to specifically set out which amendments under the plan require stockholder approval, and (iii) make certain other conforming changes.

The foregoing description of the Amended and Restated Plan does not purport to be complete and is subject to and qualified in its entirety by reference to the Amended and Restated Plan, a copy of which is attached hereto as Exhibit 10.1, and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Meeting held on May 27, 2025, three proposals were submitted to the stockholders for approval. Of the 15,052,382 shares of the Company’s common stock outstanding and entitled to vote as of the record date, 5,739,849 shares (38.13%) were present or represented by proxy at the Meeting. The stockholders of the Company (1) approved the election of Jeffrey G. Clevenger, Pablo Castanos, Deborah J. Friedman, Kevin R. Morano and David H. Watkins as directors of the Company to hold office until the 2026 annual meeting of stockholders or until their successors are elected; (2) ratified the appointment of Haynie & Company to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025; and (3) the Amended & Restated Plan.

The votes on the proposals were cast as set forth below:

1.            Election of five directors to hold office until the 2026 annual meeting of stockholders or until their successors are elected:

Name	Votes For	Votes Withheld	Broker Non-Votes
Jeffrey G. Clevenger	1,211,954	192,706	4,335,189
Pablo Castanos	1,214,676	189,984	4,335,189
Deborah J. Friedman	1,270,239	134,421	4,335,189
Kevin R. Morano	1,272,722	131,938	4,335,189
David H. Watkins	1,272,604	132,056	4,335,189

2.            Ratification of the appointment of Haynie & Company as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025:

Votes For	Votes Against	Abstentions
5,603,414	95,816	40,619

3.            Approval of the Amended & Restated Plan:

Votes For	Votes Against	Abstentions	Broker Non-Votes
1,123,233	244,502	36,925	4,335,189

Item 7.01	Regulation FD Disclosure

On May 28, 2025, the Company issued a press release announcing the appointment of Mr. Jiwani. A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information contained in Item 7.01 of this Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing by the company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description
10.1+	Amendment to the Golden Minerals Company 2023 Equity Incentive Plan.
99.1	Press Release, dated May 28, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

+ Indicates a management contract or compensatory plan, contract or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 30, 2025

Golden Minerals Company

By:	/s/ Pablo Castanos
	Name:	Pablo Castanos
	Title:	President and Chief Executive Officer

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